UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

Allied Ventures Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-11596	95-3506403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3625 Cove Point Drive

Salt Lake City, Utah 84109

(Address of Principal Executive Offices)

(801) 209-0740

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On January 21, 2016, G. Reed Petersen and White Rim Cattle Company LLC (G. Reed Petersen is the Member Manger of White Rim Cattle Company LLC) collectively acquired a total of 50,000,000 shares of common stock of the Company from Harold Minsky, the Company’s principal shareholder for the aggregate purchase price of Seventy Thousand Dollars ($70,000).  The completed transfer of these shares represents an aggregate of 52.5% of the issued and outstanding share capital of the Company.

In conjunction with this change of control, the Company’s Board of Directors has accepted the resignation of Harold Minsky, President and CEO and Sole Director of the Company, and has accepted the appointment of Reed

Petersen as the Company’s new President and CEO, Chairman of the Board, and Sole Director.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED VENTURES HOLDINGS CORP.

Date: January 21, 2016	By:	/s/ G. Reed Petersen
G. Reed Petersen
President & Chief Executive Officer